Datameg Enters Into Material Agreement With Natural Blue Resources

  Tuesday April 14, 2009, 9:45 am EDT

SAN FRANCISCO, CA--(MARKET WIRE)--Apr 14, 2009 -- Datameg Corporation (OTC BB:DTMG.OB - News) today announced that it has entered into a material agreement to acquire Natural Blue Resources Inc., a newly formed Nevada Corporation. Together with the acquisition, Datameg intends to comprehensively restructure its operations, including recapitalization of the Company's capital structure and an anticipated symbol change. Final documents call for a closing by May 29, 2009.

"This is an exciting day for Datameg and its shareholders. We believe Natural Blue Resources has an inherent and potentially powerful upside to its business," said Jim Murphy, Chief Executive Officer of Datameg.

Murphy added, "As part of Datameg's planned restructuring, we will be exploring all options to enhance shareholder value and position the company for long-term success."

Natural Blue Resources is led by Toney Anaya, the company's Chairman and CEO. Paul Pelosi, Jr. serves as the company's President and Chief Operating Officer. Assisting Anaya and Pelosi is an accomplished team that has developed affordable drinking water projects around the globe.

"We have compiled a team that includes some of the leading individuals and companies in the industry, together with the technical and financial strength necessary to accomplish the projects that we have embarked on," said Paul Pelosi, Jr. "The Company's intent is to utilize this team -- those who have developed successful water projects internationally -- to take full advantage of certain innovative technologies that have been developed in recent years."

In addition to advising companies, including NASA Ames Research Center, Astrobotic Technology and Air Patrol Corporation, on a variety of infrastructure projects to promote both sustainable development, recycling and security, Paul Pelosi, Jr. also serves as President of the San Francisco Commission on the Environment and is a founding member of Cisco Connected Urban Development. Paul also works with a variety of cities including San Francisco, Amsterdam, Hamburg, Lisbon, Madrid and Seoul, in order to help them share innovative ideas and implement the most effective techniques and methods to prevent and control environmental pollution while protecting natural and cultural resources.

Natural Blue Resources is exploring the development of drinking water in targeted regions of the Western United States. Natural Blue Resources seeks to provide safe, clean, drinking water at a reasonable price to the consumer.

About Datameg Corporation:

Datameg Corporation is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg's wholly owned subsidiaries Net Symphony Corporation and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Safe Harbor Statement:

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

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